Exhibit 99.1

Contact:	Darrell W. Crate
Affiliated Managers Group, Inc.
(617) 747-3300

AMG Reports Financial and Operating Results

for Third Quarter and Nine Months Ended September 30, 2005

Company Reports EPS of $0.67; Cash EPS of $1.18

Boston, MA, October 26, 2005 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and nine months ended September 30, 2005.

Cash earnings per share (“Cash EPS”) for the third quarter of 2005 were $1.18, compared to $0.96 for the third quarter of 2004, while diluted earnings per share for the third quarter of 2005 were $0.67, compared to $0.46 for the same period of 2004.  Cash Net Income was $45.8 million for the third quarter of 2005, compared to $29.3 million for the third quarter of 2004.  Net Income for the third quarter of 2005 was $28.5 million, compared to $16.8 million for the third quarter of 2004.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the third quarter of 2005, revenue was $234.1 million, compared to $165.8 million for the third quarter of 2004.  EBITDA for the third quarter of 2005 was $66.1 million, compared to $42.7 million for the same period of 2004.

For the nine months ended September 30, 2005, Cash Net Income was $129.9 million, while EBITDA was $184.0 million.  For the same period, Net Income was $80.3 million, on revenue of $644.0 million.  For the nine months ended September 30, 2004, Cash Net Income was $89.0 million, while EBITDA was $132.6 million.  For the same period, Net Income was $53.9 million, on revenue of $476.0 million.

Net client cash flows for the third quarter of 2005 were approximately $1.2 billion, with net inflows in the mutual fund, institutional, and high net worth channels of approximately $800 million, $290 million, and $80 million, respectively.  These aggregate net client cash flows for the quarter resulted in an increase of approximately $1.0 million to AMG’s annualized EBITDA.  The aggregate assets under management of AMG’s affiliated investment management firms at September 30, 2005 were approximately $175 billion.

(more)

“AMG had an outstanding quarter, reporting Cash earnings per share of $1.18, an increase of 23 percent compared to the same quarter of last year,” said Sean M. Healey, President and Chief Executive Officer of AMG.  “Our results reflect accretion from investments in new Affiliates, as well as significant organic growth at our existing Affiliates.  Investment performance and net client cash flows remain strong across our Affiliate group, with net flows totaling $1.2 billion for the quarter, and $4.4 billion in directly managed assets for the year-to-date.”

“Our earnings growth highlights the diversity of our product offerings and our broad participation in many of the fastest-growing segments of the industry,” said William J. Nutt, Chairman of AMG.  “International markets were especially strong in the third quarter, and we were well positioned to participate in this growth with a broad array of high quality global and international products offered through firms such as Tweedy, Browne, Third Avenue, Genesis, and AQR, along with our new Canadian Affiliates, such as Foyston, Gordon & Payne.  In addition, we had excellent results in domestic equities, including growth-oriented products managed by Friess, TimesSquare, and Renaissance, and value-oriented products managed by Third Avenue and Systematic.”

“During the quarter, we also completed our acquisition of First Asset Management Inc. and its equity interests in six leading, mid-sized Canadian asset management firms,” Mr. Healey continued.  “We are pleased with the results of our integration of First Asset’s holding company operations, as well as the performance of our new Affiliates.  In addition, we continue to make excellent progress in cultivating relationships with high quality, mid-sized investment management firms, and, looking ahead, we are confident in our ability to generate growth through accretive investments in new Affiliates.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2004.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-866-5043 (domestic calls) or 1-303-205-0066 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11041920.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

###

For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/04	9/30/05

Revenue	$165,846	$234,126

Net Income	$16,799	$28,510

Cash Net Income (A)	$29,253	$45,777

EBITDA (B)	$42,728	$66,077

Average shares outstanding - diluted (C)	38,481,044	44,908,036

Earnings per share - diluted (C)*	$0.46	$0.67

Average shares outstanding - adjusted diluted (D)	30,570,211	38,884,988

Cash earnings per share - diluted (D)	$0.96	$1.18

	December 31,	September 30,
	2004	2005

Cash and cash equivalents	$140,277	$139,235

Senior debt	$126,750	$256,750

Senior convertible debt	$423,958	$424,417

Mandatory convertible securities	$300,000	$300,000

Stockholders’ equity	$707,692	$810,637

*As required by EITF 04-08 (discussed in Note C in greater detail), the calculation of diluted earnings per share includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $765 and $1,791 for the three months ended September 30, 2004 and 2005, respectively.

	Nine Months	Nine Months
	Ended	Ended
	9/30/04	9/30/05

Revenue	$476,042	$643,995

Net Income	$53,889	$80,305

Cash Net Income (A)	$88,986	$129,887

EBITDA (B)	$132,607	$184,041

Average shares outstanding - diluted (C)	38,929,062	44,465,513

Earnings per share - diluted (C)*	$1.44	$1.91

Average shares outstanding - adjusted diluted (D)	31,086,539	37,951,076

Cash earnings per share - diluted (D)	$2.86	$3.42

*As required by EITF 04-08 (discussed in Note C in greater detail), the calculation of diluted earnings per share includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $2,004 and $4,638 for the nine months ended September 30, 2004 and 2005, respectively.

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/04	9/30/05

Net Income	$16,799	$28,510
Contingent convertible securities interest expense, net	765	1,791
Net Income, as adjusted	$17,564	$30,301

Average shares outstanding - diluted (C)	38,481,044	44,908,036

Earnings per share - diluted (C)	$0.46	$0.67

	Nine Months	Nine Months
	Ended	Ended
	9/30/04	9/30/05

Net Income	$53,889	$80,305
Contingent convertible securities interest expense, net	2,004	4,638
Net Income, as adjusted	$55,893	$84,943

Average shares outstanding - diluted (C)	38,929,062	44,465,513

Earnings per share - diluted (C)	$1.44	$1.91

Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	9/30/04	9/30/05

Average shares outstanding - diluted (C)	38,481,044	44,908,036
Assumed issuance of COBRA shares	(5,566,599)	(6,355,860)
Assumed issuance of LYONS shares	(2,344,234)	(2,344,130)
Dilutive impact of COBRA shares	—	2,061,370
Dilutive impact of LYONS shares	—	615,572
Average shares outstanding - adjusted diluted (D)	30,570,211	38,884,988

	Nine Months	Nine Months
	Ended	Ended
	9/30/04	9/30/05

Average shares outstanding - diluted (C)	38,929,062	44,465,513
Assumed issuance of COBRA shares	(5,593,386)	(6,210,650)
Assumed issuance of LYONS shares	(2,344,234)	(2,344,130)
Dilutive impact of COBRA shares	65,454	1,567,498
Dilutive impact of LYONS shares	29,643	472,845
Average shares outstanding - adjusted diluted (D)	31,086,539	37,951,076

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management (E)

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, June 30, 2005	$41,475	$78,996	$17,488	$137,959
Net client cash flows	788	289	80	1,157
New investments (F)	3,637	13,796	7,523	24,956
First Quadrant Ltd. operations (G)	—	(1,055)	—	(1,055)
Investment performance	3,181	7,950	1,163	12,294
Assets under management, September 30, 2005	$49,081	$99,976	$26,254	$175,311

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2004	$33,919	$76,127	$19,756	$129,802
Net client cash flows	3,916	4,293	(2,116)	6,093
New investments (F)	6,462	13,868	7,611	27,941
First Quadrant Ltd. operations (G)	—	(3,647)	—	(3,647)
Investment performance	4,784	9,335	1,003	15,122
Assets under management, September 30, 2005	$49,081	$99,976	$26,254	$175,311

Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results (E)

	Three Months		Three Months
	Ended	Percent	Ended	Percent
	9/30/04	of Total	9/30/05	of Total
Revenue
Mutual Fund	$65,196	39%	$108,406	46%
Institutional	67,013	41%	92,195	40%
High Net Worth	33,637	20%	33,525	14%
	$165,846	100%	$234,126	100%

EBITDA (B)
Mutual Fund	$18,299	43%	$30,565	46%
Institutional	16,450	38%	27,141	41%
High Net Worth	7,979	19%	8,371	13%
	$42,728	100%	$66,077	100%

	Nine Months		Nine Months
	Ended	Percent	Ended	Percent
	9/30/04	of Total	9/30/05	of Total
Revenue
Mutual Fund	$189,219	40%	$286,956	45%
Institutional	183,612	38%	263,140	40%
High Net Worth	103,211	22%	93,899	15%
	$476,042	100%	$643,995	100%

EBITDA (B)
Mutual Fund	$56,032	42%	$80,275	44%
Institutional	49,407	38%	80,178	43%
High Net Worth	27,168	20%	23,588	13%
	$132,607	100%	$184,041	100%

Affiliated Managers Group, Inc.

Reconciliation of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	9/30/04	9/30/05

Net Income	$16,799	$28,510
Intangible amortization	4,950	6,525
Intangible amortization - equity method investments (H)	—	2,192
Intangible-related deferred taxes	6,441	7,058
Affiliate depreciation	1,063	1,492
Cash Net Income (A)	$29,253	$45,777

Cash flow from operations	$51,133	$75,279
Interest expense, net of non-cash items	6,829	8,832
Current tax provision	3,240	8,762
Income from equity method investments, net of distributions (H)	—	2,185
Changes in assets and liabilities and other adjustments	(18,474)	(28,981)
EBITDA (B)	$42,728	$66,077
Holding company expenses	7,036	9,756
EBITDA Contribution	$49,764	$75,833

	Nine Months	Nine Months
	Ended	Ended
	9/30/04	9/30/05

Net Income	$53,889	$80,305
Intangible amortization	13,214	17,998
Intangible amortization - equity method investments (H)	—	6,187
Intangible-related deferred taxes	18,684	21,918
Affiliate depreciation	3,199	3,479
Cash Net Income (A)	$88,986	$129,887

Cash flow from operations	$128,535	$136,582
Interest expense, net of non-cash items	20,641	22,985
Current tax provision	13,413	23,900
Income from equity method investments, net of distributions (H)	—	5,960
Changes in assets and liabilities and other adjustments	(29,982)	(5,386)
EBITDA (B)	$132,607	$184,041
Holding company expenses	20,965	29,279
EBITDA Contribution	$153,572	$213,320

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005

Revenue	$165,846	$234,126	$476,042	$643,995

Operating expenses:
Compensation and related expenses	61,296	95,474	176,178	259,545
Selling, general and administrative	28,440	44,009	77,086	115,285
Amortization of intangible assets	4,950	6,525	13,214	17,998
Depreciation and other amortization	1,587	2,035	4,746	5,052
Other operating expenses	5,176	5,314	12,349	15,071
	101,449	153,357	283,573	412,951
Operating income	64,397	80,769	192,469	231,044

Non-operating (income) and expenses:
Investment and other (income) loss	1,387	(7,175)	(2,195)	(16,199)
Interest expense	8,193	10,071	24,318	26,682
	9,580	2,896	22,123	10,483

Income before minority interest and taxes	54,817	77,873	170,346	220,561
Minority interest (I)	(26,819)	(32,619)	(80,017)	(92,439)

Income before income taxes	27,998	45,254	90,329	128,122

Income taxes - current	3,240	8,762	13,413	23,900
Income taxes - intangible-related deferred	6,441	7,058	18,684	21,918
Income taxes - other deferred	1,518	924	4,343	1,999
Net Income	$16,799	$28,510	$53,889	$80,305

Average shares outstanding - basic	29,353,068	33,926,047	29,551,383	33,611,937
Average shares outstanding - diluted (C)	38,481,044	44,908,036	38,929,062	44,465,513

Earnings per share - basic	$0.57	$0.84	$1.82	$2.39
Earnings per share - diluted (C)	$0.46	$0.67	$1.44	$1.91

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$140,277	$139,235
Short-term investments	21,173	—
Investment advisory fees receivable	91,487	136,222
Prepaid expenses and other current assets	24,795	30,094
Total current assets	277,732	305,551

Fixed assets, net	40,953	47,146
Equity investments in Affiliates	252,597	297,887
Acquired client relationships, net	440,409	488,699
Goodwill	888,567	1,082,313
Other assets	33,163	42,424
Total assets	$1,933,421	$2,264,020

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$114,350	$177,148
Payables to related party	17,728	12,203
Total current liabilities	132,078	189,351

Senior debt	126,750	256,750
Senior convertible debt	423,958	424,417
Mandatory convertible securities	300,000	300,000
Deferred income taxes	124,168	173,988
Other long-term liabilities	31,397	21,325
Total liabilities	1,138,351	1,365,831

Minority interest (I)	87,378	87,552

Stockholders’ equity:
Common stock	387	390
Additional paid-in capital	566,776	589,818
Accumulated other comprehensive income	1,537	16,388
Retained earnings	384,119	464,424
	952,819	1,071,020
Less treasury stock, at cost	(245,127)	(260,383)
Total stockholders’ equity	707,692	810,637
Total liabilities and stockholders’ equity	$1,933,421	$2,264,020

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005

Cash flow from operating activities:
Net Income	$16,799	$28,510	$53,889	$80,305
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	4,950	6,525	13,214	17,998
Amortization of debt issuance costs	1,020	765	2,852	2,275
Depreciation and other amortization	1,587	2,035	4,746	5,052
Deferred income tax provision	7,959	7,982	23,027	23,917
Accretion of interest	344	474	825	1,422
Income from equity method investments, net of amortization	—	(4,244)	—	(10,249)
Distributions received from equity method investments	—	4,251	—	10,476
Tax benefit from exercise of stock options	16	5,362	5,525	11,103
Other investment income	2,493	(1,384)	2,493	(2,253)
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(9,109)	(11,622)	(23,716)	(31,972)
(Increase) decrease in other current assets	(18)	4,195	6,847	4,058
Increase in non-current other receivables	(4,127)	(2,144)	(599)	(1,897)
Increase in accounts payable, accrued expenses and other liabilities	15,121	21,873	17,933	25,699
Increase in minority interest	14,098	12,701	21,499	648
Cash flow from operating activities	51,133	75,279	128,535	136,582

Cash flow used in investing activities:
Costs of investments in Affiliates, net of cash acquired	(2,112)	(62,375)	(82,178)	(80,766)
Purchase of fixed assets	(2,966)	(4,112)	(6,485)	(9,101)
Purchase of investment securities	(2,200)	—	(12,450)	(6,393)
Sale of investment securities	2,000	—	2,658	24,062
Decrease (increase) in other assets	—	—	(57)	—
Cash flow used in investing activities	(5,278)	(66,487)	(98,512)	(72,198)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	51,000	170,000	51,000	175,000
Repayments of senior bank debt	—	(30,000)	—	(35,000)
Repayment of debt assumed from new investment	—	(150,811)	—	(150,811)
Issuance of convertible securities	—	—	300,000	—
Repurchase of convertible securities	(124,525)	—	(124,525)	—
Repurchase of senior debt securities	—	—	—	(10,000)
Issuance of common stock	145	10,232	11,559	24,257
Repurchase of common stock	—	(39,521)	(194,420)	(39,521)
Settlement of forward equity sale agreement	—	—	—	(14,008)
Issuance costs	(2,521)	(28)	(12,365)	(651)
Repayments of notes payable and other liabilities	—	(2,201)	(7,041)	(15,486)
Cash flow from (used in) financing activities	(75,901)	(42,329)	24,208	(66,220)

Effect of foreign exchange rate changes on cash flow	41	1,424	102	794
Net increase (decrease) in cash and cash equivalents	(30,005)	(32,113)	54,333	(1,042)
Cash and cash equivalents at beginning of period	308,620	171,348	224,282	140,277

Cash and cash equivalents at end of period	$278,615	$139,235	$278,615	$139,235

Affiliated Managers Group, Inc.

Notes

(A)

Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely.  The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”), became effective in the fourth quarter of 2004.  EITF 04-08 states that any shares of common stock that may be issued to settle contingently convertible securities (such as the shares that underlie the Company’s zero coupon convertible notes and floating rate senior convertible securities) must be considered issued in the calculation of diluted earnings per share regardless of whether the market price trigger (or other contingent feature) in these securities has been met.  This approach is commonly referred to as the “if-converted” method.  Under this method, the Company has included the shares of common stock that may be issued to settle its contingently convertible securities in the calculation of its diluted earnings per share for the three and nine months ended September 30, 2005 and has retroactively adjusted earnings per share information for the three and nine months ended September 30, 2004.  In this if-converted calculation, while the contingently convertible securities continue to be reflected as liabilities on the Company’s balance sheet, the associated interest expense (net of taxes) has been added back to Net Income (as further illustrated on page 5).

(D)

Cash earnings per share represents Cash Net Income divided by adjusted diluted average shares outstanding.   In this calculation, the potential share issuance in connection with the Company’s contingently convertible securities measures net shares using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(E)

In connection with the Company’s July 2005 acquisition of First Asset Management Inc., and the resulting increase in registered products based outside the United States, the Company amended its Mutual Fund distribution channel definition to include non-institutional collective investment vehicle products registered abroad.

As a result, approximately $3.2 billion and $0.7 billion of existing assets under management in the Institutional and High Net Worth distribution channels, respectively, were reclassified to the Mutual Fund distribution channel, and accordingly, financial information for corresponding periods in 2004 and 2005 were revised to conform to this presentation.

(F)

The Company completed its acquisition of the mutual fund business of Fremont Investment Advisors through Managers Investment Group LLC in January 2005.  In July 2005, the Company completed its acquisition of equity investments in six Canadian asset management firms: Foyston, Gordon & Payne Inc.; Beutel, Goodman & Company Ltd.; Montrusco Bolton Investment Inc.; Deans Knight Capital Management Ltd.; Triax Capital Corporation; and Covington Capital Corporation.  The Company acquired these interests and certain other assets through the acquisition of First Asset Management Inc.

(G)	In the third quarter of 2005, the Company sold its interest in First Quadrant Ltd.

(H)

The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd. and Deans Knight Capital Management Ltd. (together, “equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement.  The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Investment and other income.”  Income tax attributable to these profits is reported within the Company’s consolidated income tax provision. The assets under management of equity method investments are included in the Company’s reported assets under management.

(I)

Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.